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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on Form
S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and
333-08573), and Registration Statements on Form S-8 (File Nos. 33-43619, 33-59807, 33-61621, 33-61625, 33-61627, 33-72436, 33-84988, 33-84990, 333-14115,
and 333-14613), of our report dated February 2, 1996, on our audit of the Combined balance sheet of Garnet of Virginia, Inc., and Garnet of Maryland, Inc., as of December 31, 1995 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended, and our report dated September 13, 1996, on our audit of the combined balance sheet of the Combined Companies (consisting of City Disposal, Inc., Alpine Disposal and Recycling, Inc. and L.G. Industries, Inc.) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and partners' capital and cash flows for the year then ended, which are included in this Current Report on Form 8-K/A.

                                           ARTHUR ANDERSEN LLP

Houston, Texas
November 13, 1996